______________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 5, 2026

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2026, Extreme Networks, Inc. (“Extreme”) appointed Ron Pasek to its Board of Directors (the “Board”), effective immediately.

In connection with his service as a director, Mr. Pasek will receive Extreme’s standard non-employee director cash and equity compensation. Mr. Pasek will receive a pro rata portion of the $110,000 annual retainer for his service. If appointed to serve on any committees of the Board, he also would receive a pro-rata portion of annual fees of $12,500, $10,000 or $5,000 for serving on the Audit, Compensation, or Nominating and Corporate Governance committees, respectively. Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors, Mr. Pasek received a non-employee director restricted stock unit award under the 2013 Equity Incentive Plan for 11,075 shares, which is a pro-rata portion of the grant received by Extreme’s other directors on November 12, 2025. The shares subject to this restricted stock unit award will vest on the earlier of the date of the next annual meeting of the stockholders or November 12, 2026 and vest immediately in full upon certain changes in control or ownership of Extreme.

There are no arrangements or understandings between Mr. Pasek, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Pasek was selected as a director of Extreme. Mr. Pasek is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Pasek entered into Extreme’s standard form of director Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, Extreme has agreed to indemnify Mr. Pasek to the fullest extent authorized by Extreme’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws, and against any and all costs, losses, claims, damages, fees, expenses and liabilities, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred or arising out of his services as director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2026

EXTREME NETWORKS, INC.

By:	/s/ KATAYOUN ("KATY") MOTIEY
Katayoun ("Katy") Motiey
EVP, Chief Legal, Administrative & Sustainability Officer, General Counsel and Corporate Secretary